UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2016 (June 3, 2016)

Business Development Corporation of America

(Exact name of Registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

814-00821	27-2614444
(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (212) 415-6500

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 6, 2016, Business Development Corporation of America (the “Company”), through a wholly-owned, special-purpose, bankruptcy-remote subsidiary, BDCA Helvetica Funding, Ltd. (the “Subsidiary”), entered into an amendment to the Subsidiary’s debt financing arrangement (the “Amended Facility”) with UBS AG, London Branch (“UBS”) to increase the amount of debt available to the Company under the Facility from $210,000,000 to $232,500,000. The Amended Facility will permit the Company to fund investments in new securities and for other general corporate purposes. In addition, the Amended Facility increased the applicable spread over three-month LIBOR from 3.90% to 4.05% per annum for the relevant period and increased the permissible percentage of second lien loans from 60% to 70%.

In connection with the Amended Facility, the Company entered into certain amendments to the TBMA/ISMA Global Master Repurchase Agreement (2000 version), dated as of March 31, 2015, between the Company and UBS (together with the annexes thereto the “Repurchase Agreement”).

In addition, the Subsidiary agreed to issue and sell Class A Notes (the “Additional Class A Notes”) pursuant to a Second Amended and Restated Indenture between the Subsidiary and U.S. Bank National Association, as trustee (“U.S. Bank”), dated as of June 6, 2016. Principal on the Additional Class A Notes will be due and payable on April 7, 2018. The Additional Class A Notes will be issued in the amount of up to $69,474,000 and will be purchased by the Company under a Subscription Agreement between the Company and the Subsidiary dated as of June 6, 2016 (the “Subscription Agreement”).

The foregoing descriptions of the Second Amended and Restated Indenture, the Subscription Agreement, the Additional Class A Notes and the Repurchase Agreement, as set forth in this Item 1.01, are summaries only and are each qualified in their entirety by reference to the text of the agreements which are filed as Exhibits 10.1 through 10.3 and are incorporated herein by reference.

Amounts outstanding under the Amended Facility will be considered borrowings of the Company for purposes of complying with the asset coverage requirements under the 1940 Act applicable to business development companies.

Item 1.02 Termination of a Material Definitive Agreement.

On June 3, 2016, BDCA 2L Funding I, LLC (“2L Funding I”), a wholly-owned, consolidated special purpose financing subsidiary of the Company, which previously entered into financing facility with Deutsche Bank AG, New York Branch (the “Deutsche Bank Facility”), repaid in full its $60 million of outstanding borrowings under the Deutsche Bank Facility and unilaterally terminated the Deutsche Bank Facility in accordance with its terms.

The foregoing description of the termination of the Deutsche Bank Facility, as set forth in this Item 1.02, is a summary only and is qualified in its entirety by reference to the text of the Termination Letter, dated as of June 3, 2016, by and among BDCA 2L Funding I, LLC, Deutsche Bank AG, New York Branch, U.S. Bank and the Company (the “Termination Letter”), which is filed as Exhibit 10.4 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Second Amended and Restated Indenture, dated as of June 6, 2016, by and between BDCA Helvetica Funding, Ltd. and U.S. Bank National Association as trustee.

10.2	Subscription Agreement, dated as of June 6, 2016, between BDCA Helvetica Funding, Ltd., Business Development Corporation of America.

10.3	Confirmation in respect of Repurchase Transaction, dated as of April 7, 2015 (amended and restated as of June 6, 2016) by and between UBS AG, London Branch and Business Development Corporation of America, relating to the TBMA/ISMA 2000 Global Master Repurchase Agreement (2000 version), together with the related annexes thereto, each dated as of March 31, 2015.
10.4	Termination Letter, dated as of June 3, 2016, by and among BDCA 2L Funding I, LLC, Deutsche Bank AG, New York Branch, U.S. Bank National Association and Business Development Corporation of America.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Business Development Corporation of America

Date: June 9, 2016	By:	/s/ Peter M. Budko
Peter M. Budko
Chairman and Chief Executive Officer

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EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Second Amended and Restated Indenture, dated as of June 6, 2016, by and between BDCA Helvetica Funding, Ltd. and U.S. Bank National Association as trustee.

10.2	Subscription Agreement, dated as of June 6, 2016, between BDCA Helvetica Funding, Ltd., Business Development Corporation of America.

10.3	Confirmation in respect of Repurchase Transaction, dated as of April 7, 2015 (amended and restated as of June 6, 2016) by and between UBS AG, London Branch and Business Development Corporation of America, relating to the TBMA/ISMA 2000 Global Master Repurchase Agreement (2000 version), together with the related annexes thereto, each dated as of March 31, 2015.

10.4	Termination Letter, dated as of June 3, 2016, by and among BDCA 2L Funding I, LLC, Deutsche Bank AG, New York Branch, U.S. Bank National Association and Business Development Corporation of America.

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